EXHIBIT 99.1

Harsco Corporation Reports Second Quarter 2015 Results

  Q2 Operating Income Above Guidance; Strong Rail Performance and Lower Corporate Spending Contributed to Positive Results
  Initial Project Orion Initiatives Nearing Completion; 90 percent of Organizational Changes Complete and 56 percent of Underperforming Sites Now Finalized; Exploring Additional Cost Reduction and Business Enhancement Initiatives to Strengthen M&M Business
  2015 Operating Income Outlook Reduced to Range of $120 Million to $135 Million Mainly due to External Changes in Commodity Demand; Free Cash Flow Expected to be Between $60 Million to $80 Million

CAMP HILL, Pa., Aug. 5, 2015 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported second quarter 2015 results. Diluted earnings per share from continuing operations in the second quarter of 2015 were $0.08. This result compares with adjusted diluted earnings per share of $0.19 in the second quarter of 2014. On a U.S. GAAP ("GAAP") basis, second quarter 2014 diluted loss per share from continuing operations was $0.17 which included Project Orion severance and exited site costs, contract termination charges and other adjustments.

Operating income for the second quarter of 2015 was $36 million, which was above the guidance range of $30 million to $35 million provided by the Company. Also, the Company's second quarter 2015 earnings included an equity loss of approximately $8 million ($0.06 per share after tax) from the Brand Energy joint venture, which was impacted by inter-company foreign currency ("FX") losses.

"The second quarter was somewhat stronger than anticipated given favorable performance in Rail, and overall, our Q2 performance builds on the positive financial results reported in Q1," said President and CEO Nick Grasberger. "Our Industrial business managed well through a challenging market environment and Metals & Minerals progressed against its key improvement initiatives. Looking forward, however, we now expect that the second half of the year will be more difficult than anticipated a few months ago. Sustained weakness in the metals and energy markets, along with site-exit costs and operating challenges at a few M&M locations in South America, lead us to lower our outlook for the balance of the year."

"We remain confident in the internal progress and core strategies within each of our businesses. Industrial has improved its competitive position, while Rail is positioned to capitalize on numerous growth opportunities. In M&M, the initial improvement initiatives have fundamentally strengthened this business over the past year while we continue to evaluate further options to improve its returns. Overall, we see considerable value within the Harsco businesses and we remain focused on balancing our portfolio and achieving our financial targets."

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2015	Q2 2014 (1)

Revenues	$ 456	$ 535
Operating income/(loss) from continuing operations - GAAP	$ 36	$ 9
Operating margin from continuing operations - GAAP	7.8%	1.6%
Diluted EPS from continuing operations	$ 0.08	$ (0.17)
Special items per diluted share	--	$ 0.36
Adjusted operating income - excluding special items	$ 36	$ 43
Adjusted operating margin - excluding special items	7.8%	8.0%
Adjusted diluted EPS from continuing operations - excluding special items	$ 0.08	$ 0.19
Return on invested capital (TTM) - excluding special items and Infrastructure	6.8%	6.1%

(1) 2014 financial information is revised.

Consolidated Second Quarter Operating Results

Total revenues were $456 million due to revenue decreases as anticipated in the Company's Metals & Minerals and Industrial segments compared with the prior-year quarter. Foreign currency translation negatively affected second quarter 2015 revenues by approximately $45 million.

Operating income from continuing operations was $36 million, compared with adjusted operating income of $43 million in the prior-year quarter. As a result, operating margin decreased modestly by 20 basis points versus the prior-year period adjusted operating margin. FX translation negatively impacted operating income by approximately $2 million in this year's quarter.

Second Quarter Business Review

Metals & Minerals

($ in millions)
	Q2 15	Q2 14 (1)	% Change
Revenues	$ 294	$ 362	(19%)
Adjusted operating income	$ 19	$ 24	(21%)
Adjusted operating margin	6.3%	6.5%
Customer liquid steel tons (millions)	40.6	42.1	(4%)
(1) 2014 financial information revised.

Revenues decreased 19 percent to $294 million, primarily as a result of FX translation, the non-renewal or exiting of certain contracts and lower nickel-related sales. Operating income declined in comparison with the prior-year quarter's adjusted operating income as the cost reduction and other benefits realized under Project Orion, as well as lower bad debt expenses were more than offset by the above items. The segment adjusted operating margin was relatively stable at 6.3 percent versus 6.5 percent in last year's second quarter.

Industrial

($ in millions)
	Q2 15	Q2 14	% Change
Revenues	$ 92	$ 103	(11%)
Operating income	$ 14	$ 17	(17%)
Operating margin	15.7%	16.9%

Revenues declined 11 percent to $92 million, primarily due to sales volume changes for each of the segment's major products. Meanwhile, operating income declined as reduced product demand and facility moving costs were only partially offset by lower selling and administrative costs. As a result, the segment's operating margin decreased to 15.7 percent compared with 16.9 percent in the comparable quarter last year.

Rail

($ in millions)
	Q2 15	Q2 14	% Change
Revenues	$ 70	$ 71	(1%)
Operating income	$ 11	$ 14	(16%)
Operating margin	16.4%	19.2%

Revenues were mostly unchanged compared with the prior-year period as higher equipment sales were offset by lower after-market parts revenues and contract services. Operating income and operating margin decreased mainly as a result of product sales mix.

Cash Flow

Free cash flow was $10 million in the second quarter of 2015, compared with $20 million in the prior-year period. This cash flow performance reflects lower net cash provided by operating activities and non-core asset sales, partially offset by reduced capital expenditures compared with last year's quarter.

Financial Position

At the end of the second quarter, the Company maintained net debt of approximately $876 million and its net debt to EBITDA ratio stood at 2.8x as per its financial covenants. In Q3 2015, the Company monetized a cross-currency interest rate swap agreement. The $75 million of cash proceeds from this transaction will reduce the Company's net borrowings and provide additional financial flexibility. Also, the Company continues to evaluate options to refinance its 2015 Notes and expects to address this financing need in the coming months.

Project Orion (Metals & Minerals Improvement Plan)

The key initiatives under Project Orion continue to progress according to expectations and the initial work-streams of the initiative are nearing completion. 'Harsco Way' is driving operational and cultural benefits throughout the business, and the Bid & Contract Management function is delivering improved contract outcomes with increased operational and financial rigor in its processes. Meanwhile, the simplification of the business structure through workforce change at and above the site level is now approximately 90 percent complete. On-going benefits derived from these and other operational actions now total nearly $35 million, as compared to targeted benefits of $35 million to $40 million. The business also continues to proactively address underperforming sites, and to date, solutions have been finalized at 56 percent of the original underperforming locations. Lastly, the Company continues to evaluate additional cost-reduction and business levers in M&M to improve margins and capital returns in the face of heightened external pressures on the business. More details on these additional initiatives will be communicated in the future.

2015 Outlook

The 2015 Outlook has been revised for the year to reflect current expectations for lower steel production, weaker commodity prices and demand, the impact of site exits and start-ups and additional operating costs in Metals & Minerals. Additionally, this outlook reflects reduced end-market consumption for the Company's Industrial products as a result of capital spending trends among U.S. energy companies and a higher effective tax rate given the geographic distribution of anticipated earnings. Key highlights in the Outlook are included below. The Outlook also includes adjusted earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture, where impacts from various financial uncertainties such as foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2015

  Adjusted operating income for the full year is expected to range from $120 million to $135 million; compared with $155 million in 2014 and a previous range of $145 million to $160 million.
  Free cash flow in the range of $60 million to $80 million; compared with $52 million in 2014 and a previous range of $75 million and $100 million.
  Net interest expense is forecasted to range from $48 million to $52 million; unchanged.
  Equity income from the Brand Energy Joint Venture is expected to be $4 million to $6 million; unchanged.
  Effective tax rate is expected to range from 42 percent to 44 percent before Brand Energy Joint Venture equity income; changed from 35 percent to 37 percent.
  Adjusted earnings per share for the full year in the range of $0.41 to $0.55; compared with $0.76 per share in 2014 and a previous range of $0.68 to $0.82.
  Adjusted return on invested capital is expected to range from 6.0 percent to 6.5 percent; compared with 6.8 percent in 2014 and a previous range of 7.0 to 8.0 percent.

Q3 2015

  Adjusted operating income of $20 million to $25 million in Q3 2015; compared with $49 million in the prior-year quarter.
  Adjusted earnings per share of $0.05 to $0.09 in Q3 2015; compared with $0.31 in the prior-year quarter.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 83825745. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 19, 2015 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; statements made regarding Project Orion and 2015 Outlook; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice ("CD&R") to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (20) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (21) the amount ultimately realized from the Company's exit from the strategic venture between the Company and CD&R and the timing of such exit; (22) implementation of environmental remediation matters; (23) risk and uncertainty associated with intangible assets; and (24) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as revised on Form 8-K filed on June 1, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per share amounts)	2015	2014	2015	2014
Revenues from continuing operations:
Service revenues	$292,209	$361,966	$579,637	$712,760
Product revenues	163,538	173,378	327,689	335,067
Total revenues	455,747	535,344	907,326	1,047,827
Costs and expenses from continuing operations:
Cost of services sold	243,838	296,532	489,699	590,840
Cost of products sold	116,561	120,657	231,782	236,123
Selling, general and administrative expenses	58,463	77,969	122,365	144,763
Research and development expenses	1,514	1,058	2,433	3,721
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	—	2,918	—	4,599
Other (income) expenses	(358)	27,516	(13,563)	26,860
Total costs and expenses	420,018	526,650	832,716	1,006,906
Operating income from continuing operations	35,729	8,694	74,610	40,921
Interest income	431	410	687	707
Interest expense	(11,818)	(11,958)	(23,702)	(23,379)
Change in fair value to unit adjustment liability	(2,164)	(2,473)	(4,409)	(5,019)
Income (loss) from continuing operations before income taxes and equity income	22,178	(5,327)	47,186	13,230
Income tax expense	(7,105)	(4,843)	(19,960)	(10,154)
Equity in loss of unconsolidated entities, net	(7,584)	(3,518)	(3,501)	(4,748)
Income (loss) from continuing operations	7,489	(13,688)	23,725	(1,672)
Discontinued operations:
Income (loss) on disposal of discontinued business	434	1,732	(212)	1,092
Income tax (expense) benefit related to discontinued business	(161)	(642)	78	(405)
Income (loss) from discontinued operations	273	1,090	(134)	687
Net income (loss)	7,762	(12,598)	23,591	(985)
Less: Net income attributable to noncontrolling interests	(1,187)	(14)	(1,752)	(1,416)
Net income (loss) attributable to Harsco Corporation	$6,575	$(12,612)	$21,839	$(2,401)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$6,302	$(13,702)	$21,973	$(3,088)
Income (loss) from discontinued operations, net of tax	273	1,090	(134)	687
Net income (loss) attributable to Harsco Corporation common stockholders	$6,575	$(12,612)	$21,839	$(2,401)

Weighted-average shares of common stock outstanding	80,221	80,885	80,230	80,850
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.08	$(0.17)	$0.27	$(0.04)
Discontinued operations	—	0.01	—	0.01
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.08	$(0.16)	$0.27	$(0.03)

Diluted weighted-average shares of common stock outstanding	80,418	80,885	80,385	80,850
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.08	$(0.17)	$0.27	$(0.04)
Discontinued operations	—	0.01	—	0.01
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.08	$(0.16)	$0.27	$(0.03)

HARSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30 2015	December 31 2014
ASSETS
Current assets:
Cash and cash equivalents	$67,148	$62,843
Trade accounts receivable, net	329,467	325,104
Other receivables	22,167	28,145
Inventories	208,043	178,922
Other current assets	82,603	88,465
Total current assets	709,428	683,479
Investments	262,689	288,505
Property, plant and equipment, net	626,616	663,244
Goodwill	412,998	416,155
Intangible assets, net	57,868	58,524
Other assets	186,707	159,320
Total assets	$2,256,306	$2,269,227
LIABILITIES
Current liabilities:
Short-term borrowings	$12,352	$16,748
Current maturities of long-term debt	21,585	25,188
Accounts payable	152,034	146,506
Accrued compensation	44,572	53,780
Income taxes payable	3,127	1,985
Dividends payable	16,419	16,535
Insurance liabilities	11,976	12,415
Advances on contracts	119,473	117,398
Due to unconsolidated affiliate	8,929	8,142
Unit adjustment liability	22,320	22,320
Other current liabilities	136,696	144,543
Total current liabilities	549,483	565,560
Long-term debt	909,235	829,709
Deferred income taxes	10,467	6,379
Insurance liabilities	31,605	35,470
Retirement plan liabilities	322,143	350,889
Due to unconsolidated affiliate	20,773	20,169
Unit adjustment liability	64,692	71,442
Other liabilities	36,450	37,699
Total liabilities	1,944,848	1,917,317
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,502	140,444
Additional paid-in capital	167,824	165,666
Accumulated other comprehensive loss	(554,875)	(532,256)
Retained earnings	1,272,591	1,283,549
Treasury stock	(760,294)	(749,815)
Total Harsco Corporation stockholders' equity	265,748	307,588
Noncontrolling interests	45,710	44,322
Total equity	311,458	351,910
Total liabilities and equity	$2,256,306	$2,269,227

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$7,762	$(12,598)	$23,591	$(985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,853	42,499	73,507	84,333
Amortization	2,836	3,045	6,073	6,046
Change in fair value to the unit adjustment liability	2,164	2,473	4,409	5,019
Deferred income tax expense (benefit)	(393)	510	2,133	2,862
Equity in loss of unconsolidated entities, net	7,584	3,518	3,501	4,748
Loss on disposal of the Harsco Infrastructure Segment	—	2,669	—	2,911
Other, net	(7,861)	17,676	(17,473)	16,926
Changes in assets and liabilities:
Accounts receivable	9,453	17,959	(10,698)	(31,496)
Inventories	(11,696)	(8,699)	(31,192)	(12,972)
Accounts payable	5,662	(926)	11,437	(7,172)
Accrued interest payable	(6,991)	(7,503)	(163)	704
Accrued compensation	2,149	5,658	(6,870)	2,072
Advances on contracts	(447)	(1,136)	8,246	32,870
Harsco 2011/2012 Restructuring Program accrual	87	(1,670)	(101)	(2,198)
Other assets and liabilities	(12,417)	(15,629)	(21,182)	(28,338)
Net cash provided by operating activities	34,745	47,846	45,218	75,330
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,616)	(42,657)	(63,246)	(82,496)
Proceeds from the Infrastructure Transaction	—	12,403	—	15,699
Proceeds from sales of assets	6,570	2,314	13,351	6,120
Purchases of businesses, net of cash acquired	(929)	—	(7,757)	(26,046)
Payment of unit adjustment liability	(5,580)	(5,580)	(11,160)	(11,160)
Other investing activities, net	(7,143)	(748)	(4,783)	(1,926)
Net cash used by investing activities	(38,698)	(34,268)	(73,595)	(99,809)
Cash flows from financing activities:
Short-term borrowings, net	(7,944)	151	(3,046)	(1,570)
Current maturities and long-term debt:
Additions	40,941	43,431	92,980	108,431
Reductions	(11,005)	(44,171)	(16,152)	(62,595)
Cash dividends paid on common stock	(16,448)	(16,584)	(32,891)	(33,146)
Dividends paid to noncontrolling interests	(1,559)	(1,586)	(1,559)	(1,586)
Common stock acquired for treasury	—	—	(12,143)	—
Other financing activities, net	(143)	(2)	(2,192)	(2)
Net cash provided (used) by financing activities	3,842	(18,761)	24,997	9,532
Effect of exchange rate changes on cash	710	(712)	7,685	(1,191)
Net increase (decrease) in cash and cash equivalents	599	(5,895)	4,305	(16,138)
Cash and cash equivalents at beginning of period	66,549	83,362	62,843	93,605
Cash and cash equivalents at end of period	$67,148	$77,467	$67,148	$77,467

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2015		June 30, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$294,336	$18,599	$361,761	$(7,277)
Harsco Industrial	91,881	14,419	103,005	17,429
Harsco Rail	69,530	11,400	70,578	13,526
General Corporate	—	(8,689)	—	(14,984)
Consolidated Totals	$455,747	$35,729	$535,344	$8,694

	Six Months Ended		Six Months Ended
	June 30, 2015		June 30, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$585,534	$29,182	$714,583	$15,372
Harsco Industrial	190,684	31,446	205,105	34,000
Harsco Rail	131,108	33,033	128,139	19,025
General Corporate	—	(19,051)	—	(27,476)
Consolidated Totals	$907,326	$74,610	$1,047,827	$40,921

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO
DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2015	2014		2015	2014
Diluted earnings (loss) per share from continuing operations as reported	$0.08	$(0.17)		$0.27	$(0.04)
Harsco Metals & Minerals Segment contract termination charges (a)	—	0.14		—	0.14
Harsco Metals & Minerals Segment site exit and underperforming contract charges (b)	—	0.11		—	0.11
Harsco Metals & Minerals Segment Project Orion Charges (c)	—	0.07		—	0.07
Harsco Infrastructure Segment loss on disposal (d)	—	0.03		—	0.05
Harsco Infrastructure transaction costs (e)	—	—		—	0.01
Harsco Metals & Minerals Segment Brazilian labor claim reserves (f)	—	—		—	—
Adjusted diluted earnings per share from continuing operations excluding special items	$0.08	$0.19	(g)	$0.27	$0.35	(g)

(a) Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership (Q2 and six months 2014 $11.6 million pre-tax).
(b) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion's focus on underperforming contracts (Q2 and six months 2014 $10.9 million pre-tax).
(c) Harsco Metals & Minerals Segment Project Orion restructuring charges (Q2 and six months 2014 $8.5 million pre-tax).
(d) Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q2 2014 $2.7 million pre-tax; six months 2014 $2.9 million pre-tax).
(e) Harsco Infrastructure Transaction costs recorded as Corporate expenses (Q2 2014 $0.2 million pre-tax; six months 2014 $1.7 million pre-tax).
(f) Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment (six months 2014 $0.1 million pre-tax).
(g) Does not total due to rounding.

The Company's management believes Adjusted diluted earnings per share from continuing operations excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO
DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

Twelve Months Ended
December 31
2014
Diluted loss per share from continuing operations as reported	$(0.28)
Harsco Metals & Minerals Segment site exit and underperforming contract charges (a)	0.60
Harsco Metals & Minerals Segment contract termination charges (b)	0.14
Harsco Metals & Minerals Segment Project Orion charges (c)	0.11
Harsco Metals & Minerals Segment Brazilian labor claim reserves (d)	0.10
Harsco Infrastructure Segment loss on disposal (e)	0.05
Strategic transaction review costs (f)	0.04
Harsco Infrastructure transaction costs (g)	0.02
Harsco Rail Segment grinder impairment charge (h)	—
Gains associated with exited Harsco Infrastructure operations retained (i)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding special items	$0.76

(a) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic action from Project Orion's focus on underperforming contracts ($50.1 million pre-tax).
(b) Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership ($11.6 million pre-tax).
(c) Harsco Metals & Minerals Segment Project Orion restructuring charges ($12.0 million pre-tax).
(d) Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment ($5.3 million pre-tax).
(e) Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 ($2.9 million pre-tax).
(f) Strategic transaction review costs recorded as Corporate expenses ($3.5 million pre-tax).
(g) Harsco Infrastructure Transaction costs record as Corporate expenses ($2.2 million pre-tax).
(h) Asset impairment charge on rail grinder equipment in the Harsco Rail Segment ($0.6 million pre-tax).
(i) Currency translation gains associated with exited Harsco Infrastructure operations retained recorded as an offset to Corporate expenses ($2.2 million pre-tax).

The Company's management believes Adjusted diluted earnings per share from continuing operations, excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited)

(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2015:
Adjusted operating income (loss) excluding special items	$18,599	$14,419	$11,400	$(8,689)	$35,729
Revenues as reported	$294,336	$91,881	$69,530	$—	$455,747
Adjusted operating margin (%) excluding special items	6.3%	15.7%	16.4%		7.8%

Three Months Ended June 30, 2014:
Adjusted operating income (loss) excluding special items	$23,682	$17,429	$13,526	$(12,066)	$42,571
Revenues as reported	$361,761	$103,005	$70,578	$—	$535,344
Adjusted operating margin (%) excluding special items	6.5%	16.9%	19.2%		8.0%

Six Months Ended June 30, 2015:
Adjusted operating income (loss) excluding special items	$29,182	$31,446	$33,033	$(19,051)	$74,610
Revenues as reported	$585,534	$190,684	$131,108	$—	$907,326
Adjusted operating margin (%) excluding special items	5.0%	16.5%	25.2%		8.2%

Six Months Ended June 30, 2014:
Adjusted operating income (loss) excluding special items	$46,459	$34,000	$19,025	$(22,877)	$76,607
Revenues as reported	$714,583	$205,105	$128,139	$—	$1,047,827
Adjusted operating margin (%) excluding special items	6.5%	16.6%	14.8%		7.3%

The Company's management believes Adjusted operating margin (%) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME
(LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2015:
Operating income (loss) as reported	$18,599	$14,419	$11,400	$(8,689)	$35,729
Revenues as reported	$294,336	$91,881	$69,530	$—	$455,747

Three Months Ended June 30, 2014:
Operating income (loss) as reported	$(7,277)	$17,429	$13,526	$(14,984)	$8,694
Harsco Metals & Minerals Segment contract termination charges	11,557	—	—	—	11,557
Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	—	—	—	10,863
Harsco Metals & Minerals Segment Project Orion charges	8,539	—	—	—	8,539
Harsco Infrastructure Segment loss on disposal	—	—	—	2,669	2,669
Harsco Infrastructure transaction costs	—	—	—	249	249
Adjusted operating income (loss) excluding special items	$23,682	$17,429	$13,526	$(12,066)	$42,571
Revenues as reported	$361,761	$103,005	$70,578	$—	$535,344

The Company's management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME
(LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2015:
Operating income (loss) as reported	$29,182	$31,446	$33,033	$(19,051)	$74,610
Revenues as reported	$585,534	$190,684	$131,108	$—	$907,326

Six Months Ended June 30, 2014:
Operating income (loss) as reported	$15,372	$34,000	$19,025	$(27,476)	$40,921
Harsco Metals & Minerals Segment contract termination charges	11,557	—	—	—	11,557
Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	—	—	—	10,863
Harsco Metals & Minerals Segment Project Orion charges	8,539	—	—	—	8,539
Harsco Infrastructure Segment loss on disposal	—	—	—	2,911	2,911
Harsco Infrastructure transaction costs	—	—	—	1,688	1,688
Harsco Metals & Minerals Segment Brazilian labor claim reserves	128	—	—	—	128
Adjusted operating income (loss) excluding special items	$46,459	$34,000	$19,025	$(22,877)	$76,607
Revenues as reported	$714,583	$205,105	$128,139	$—	$1,047,827

The Company's management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME EXCLUDING SPECIAL ITEMS TO OPERATING INCOME (LOSS) AS
REVISED (Unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
	March 31	June 30	September 30	December 31	December 31
(In thousands)	2014	2014	2014	2014	2014
Operating income (loss) as reported	$32,339	$6,236	$45,738	$(20,842)	$63,471
Revisions to operating income (loss) as reported (a)	(112)	2,458	2,706	764	5,816
Operating income (loss) as revised	32,227	8,694	48,444	(20,078)	69,287
Harsco Metals & Minerals Segment site exit and underperforming contract charges	—	10,863	—	39,248	50,111
Harsco Metals & Minerals Segment Project Orion charges	—	8,539	276	3,177	11,992
Harsco Metals & Minerals Segment contract termination charges	—	11,557	—	—	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	128	—	—	5,204	5,332
Strategic transaction review costs	—	—	—	3,531	3,531
Harsco Infrastructure Segment loss on disposal	242	2,669	—	—	2,911
Harsco Infrastructure transaction costs	1,439	249	54	450	2,192
Harsco Rail Segment grinder impairment charge	—	—	590	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	(2,205)	(2,205)
Adjusted operating income excluding special items	$34,036	$42,571	$49,364	$29,327	$155,298

(a) During the first quarter of 2015, the Company revised prior years' results due to an out-of-period error identified during the quarter that related to 2012.

The Company's management believes Adjusted operating income excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2015	2014	2015	2014
Net cash provided by operating activities	$34,745	$47,846	$45,218	$75,330
Less maintenance capital expenditures (a)	(24,440)	(30,821)	(43,445)	(56,781)
Less growth capital expenditures (b)	(7,176)	(11,836)	(19,801)	(25,715)
Plus capital expenditures for strategic ventures (c)	187	387	267	1,191
Plus total proceeds from sales of assets (d)	6,570	14,717	13,351	18,523
Free cash flow	$9,886	$20,293	$(4,410)	$12,548

(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewal.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the three and six months ended June 30, 2014 this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)

Twelve Months Ended
December 31
(In thousands)	2014
Net cash provided by operating activities	$226,727
Less maintenance capital expenditures (a)	(133,231)
Less growth capital expenditures (b)	(75,628)
Plus capital expenditures for strategic ventures (c)	6,876
Plus total proceeds from sales of assets (d)	27,379
Free cash flow	$52,123

(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewals.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the full year ended December 31, 2014, this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)

	Projected Twelve Months Ending December 31
	2015
(In millions)	Low	High
Net cash provided by operating activities	$205	$214
Less capital expenditures (a)	(146)	(136)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$60	$80

(a) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT TO
NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)

	Trailing Twelve Months Period Ended June 30
(In thousands)	2015	2014
Net income (loss) from continuing operations as revised	$7,611	$(256,883)
Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	39,248	10,863
Harsco Metals & Minerals Segment contract termination charges	—	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,204	104
Harsco Metals & Minerals Segment Project Orion Charges	3,453	8,539
Harsco Infrastructure Segment loss on disposal	—	275,161
Strategic transaction review costs	3,531	—
Harsco Infrastructure transaction costs	504	21,764
Harsco Rail Segment grinder asset impairment charge	590	8,999
Gains associated with exited Harsco Infrastructure operations retained	(2,205)	—
Harsco Metals & Minerals Segment bad debt expense	—	2,592
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(17,281)
Taxes on above special items	2,053	(28,446)
Non-cash tax impact of Harsco Infrastructure transaction	—	30,101
Net income from continuing operations, as adjusted	59,989	67,070
After-tax interest expense (b)	29,872	30,524

Net operating profit after tax as adjusted	$89,861	$97,594

Average equity	$430,525	$624,617
Plus average debt	882,974	933,637
Average capital	$1,313,499	$1,558,254

Return on invested capital excluding special items	6.8%	6.3%

Net operating profit after tax as adjusted (from above)	$89,861	$97,594
After-tax (income) loss from Harsco Infrastructure Segment excluding special items	—	(2,960)
Net operating profit after tax as adjusted	$89,861	$94,634
Average capital (from above)	$1,313,499	$1,558,254

Return on invested capital excluding special items and Harsco Infrastructure Segment	6.8%	6.1%

(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is net income (loss) from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.
(b) The Company's effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company's management believes Return on invested capital excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS
REPORTED (a) (Unaudited)

Trailing Twelve Month Period Ended December 31
(In thousands)	2014
Net loss from continuing operations as revised	$(17,786)
Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	50,111
Harsco Metals & Minerals Segment contract termination charges	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,332
Harsco Metals & Minerals Segment Project Orion Charges	11,992
Harsco Infrastructure Segment loss on disposal	2,911
Strategic transaction review costs	3,531
Harsco Infrastructure transaction costs	2,192
Harsco Rail Segment grinder asset impairment charge	590
Gains associated with exited Harsco Infrastructure operations retained	(2,205)
Taxes on above special items	(2,324)
Net income from continuing operations, as adjusted	65,901
After-tax interest expense (b)	29,680

Net operating profit after tax as adjusted	$95,581

Average equity	$554,381
Plus average debt	857,168
Average capital	$1,411,549

6.8%

(a) Return on invested capital excluding special items is net income from continuing operations excluding special items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.
(b) The Company's effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company's management believes Return on invested capital excluding special items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST, INCOME TAXES, AND DEPRECIATION AND AMORTIZATION
EXCLUDING SPECIAL ITEMS (EBITDA) AND ADJUSTED EBITDA - NET CAPEX TO NET LOSS FROM CONTINUING OPERATIONS AS
REPORTED (a) (Unaudited)

Twelve Months Ended June 30
(In thousands)	2015
Net income from continuing operations	$7,611

Add back:
Income tax expense	40,172
Equity in income of unconsolidated entities, net	311
Change in fair value to unit adjustment liability	9,130
Interest income	(1,682)
Interest expense	47,434
Depreciation and amortization	162,815

Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	39,248
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,204
Harsco Metals & Minerals Segment Project Orion Charges	3,453
Strategic transaction review costs	3,531
Harsco Infrastructure transaction costs	504
Harsco Rail Segment grinder asset impairment charge	590
Gains associated with exited Harsco Infrastructure operations retained	(2,205)
ADJUSTED EBITDA	$316,116

Less capital expenditures (b)	(189,609)
Plus total proceeds from asset sales	22,207
ADJUSTED EBITDA - Net Capex	$148,714

Revenue as reported	1,925,787
ADJUSTED EBITDA - Net Capex Margin	7.7%

(a) Adjusted EBITDA is net income loss from continuing operations; income tax expense; equity in income of unconsolidated entities, net; change in fair value to the unit adjustment liability; interest income; interest expense; depreciation and amortization; and special items. Adjusted EBITDA - Net Capex is Adjusted EBITDA less total capital expenditures plus total proceeds from asset sales. Adjusted EBITDA - Net Capex margin is Adjusted EBITDA - Net Capex divided by revenue as reported.
(b) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that Adjusted EBITDA, Adjusted EBITDA - Net Capex, and Adjusted EBITDA - Net Capex Margin, all of which are non-U.S. GAAP financial measures, are meaningful to investors in evaluating the Company's operating performance. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.
CONTACT: Investor Contact
         David Martin
         717.612.5628
         damartin@harsco.com

         Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com